Exhibit 99.1

Investor Relations Contact:	Media Relations Contact:
Joe Wilkinson	Patrick Smith
Deltek, Inc.	Deltek, Inc.
703.885.9423	703.885.9062
josephwilkinson@deltek.com	patricksmith@deltek.com

Deltek Reports Record Product Revenue of $28.9 Million, up 12% from Prior Year

Q4 Non-GAAP Operating Income increases 46% from prior year;

Q4 Non-GAAP Margin increases to 21%

Full Year Revenue of $341 Million, Up 22% from prior year

HERNDON, Va. – February 9, 2012 – Deltek, Inc. (Nasdaq: PROJ), the leading global provider of enterprise software and information solutions for professional services firms and government contractors, today announced financial results for the quarter and year ended December 31, 2011.

Q4 product revenue was $28.9 million, up 12% from Q4 2010. Total revenue for Q4 was $87.4 million, up 2% from the fourth quarter of 2010.

Q4 product bookings were $36.6 million, a 24% increase from the prior quarter and an 11% increase from the fourth quarter of 2010. Product bookings consist of the aggregate contract value of the Company’s products sold during the quarter through its various licensing models including perpetual, term and subscription.

Q4 subscription and term license revenue was $11.5 million, up 130% from the same quarter a year ago. Maintenance revenue was $40.7 million, up from $36.1 million in the fourth quarter of 2010, an increase of 13%. Consulting and other revenue was $17.8 million, compared to $24.2 million in Q4 2010.

Non-GAAP operating income for the fourth quarter of 2011 was $18.6 million, compared to $12.8 million in Q4 2010, an increase of 46%. Q4 Non-GAAP operating margin was 21%, compared to 14% in Q4 2010. Non-GAAP net income for the fourth quarter of 2011 was $9.7 million, or $0.15 per diluted share, compared to $5.3 million, or $0.08 per diluted share, in Q4 2010.

Q4 GAAP operating income was $7.7 million, compared to a GAAP operating loss of $5.3 million in the prior-year period. Q4 GAAP operating margin was 9%, compared to a GAAP operating margin deficit of 6% in Q4 2010. Q4 GAAP net income was $3 million, or $0.05 per diluted share, compared to a net loss of $7.9 million, or ($0.12) per diluted share, in Q4 2010.

“We had another excellent quarter with record bookings, record product revenue and strong profitability with margins over 20%. Overall, 2011 was a great year with total revenue increasing 22% to $341 million, clearly demonstrating the global market leadership position that Deltek has built over the last several years,” said Kevin Parker, president and CEO of Deltek. “Looking back at the year, we significantly expanded our presence within the broad professional services market, drove strong sales in our core government contracting and A&E markets, grew internationally, launched new solutions and increased our recurring revenue streams by adding additional software delivery models.

“We successfully completed our acquisition integration plan, delivering revenue synergies, improving our cost structure and significantly expanding our margins throughout the year. We enter 2012 with the best portfolio of solutions in the marketplace and flexible delivery mechanisms, positioning us very well for profitable growth in the coming years.”

Comparison of GAAP and Non-GAAP Measurements

Non-GAAP operating income and margin exclude the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, restructuring charges and impairment of certain intangible assets. Non-GAAP net income excludes the same items on a net-of-tax basis as well as loss on extinguishment of debt.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables at the end of this press release.

Recent Highlights

•

Deltek released Costpoint 7, a world-class ERP platform that helps government contractors improve efficiency, increase cash flow, and drive greater profitability. Costpoint 7 delivers new accounting, project management, materials management, content management, security, and payroll capabilities through a next generation service-oriented architecture. Costpoint 7’s web-services based architecture allows customers and partners to integrate with any Costpoint module in real-time from any location, enables the solution to scale for the needs of multi-billion dollar enterprises, and delivers the flexibility to be delivered through a public or private cloud environment.

•

Deltek released Deltek Maconomy Business Performance Management. Developed as a seamless extension of the Deltek Maconomy enterprise management system, the new business intelligence solution delivers key business insight through reports, dashboards, and analytics. The solution uniquely empowers individuals across all levels of the organization to view and utilize data to make better, faster decisions.

•

Deltek continues to penetrate the Accounting industry within the United States, a key market for its professional services solutions. Key new customers include Smart Devine, a fast-growing accounting and advisory firm, and Blue & Co., one of the Top 100 accounting firms in the nation.

•

Deerns, a leading consulting engineering company based in the Netherlands with significant operations in Germany, selected Deltek Vision. Deerns is implementing Deltek Vision across its offices around the globe to increase resource utilization, improve project planning processes and achieve maximum financial and operational insight. Deerns is another in a series of recent Deltek Vision wins in the European marketplace.

•

Deltek closed a number of significant deals in the government contracting sector. Key new customers include Guident, a fast growing company that is implementing Deltek’s cloud-based Deltek First solution; Aleut Management Services, an Alaskan native corporation that is using Deltek Costpoint to lower costs, accelerate cash flow, and drive profitability; and Three Saints Bay, a government contractor that purchased Deltek Costpoint to transform its collection of successful but discrete businesses into a single, unified, high-performing organization.

•

Cognosante, a healthcare information solutions provider, completed its implementation of GovWin CRM and Deltek Costpoint in less than a year. The fast-growing company is using Deltek to win new business, streamline operations and deliver more profitable projects.

•

Deltek has been selected as a winner of the 2012 Washington SmartCEO/Clifton Gunderson Future 50 award. This award recognizes Deltek as one of the Washington, DC area’s 50 fastest-growing companies based on employee and revenue growth over the past three years.

Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Time today to discuss the Company’s fourth quarter and full year 2011 results. The dial-in number for the conference call is 1-877-381-6419 in North America and 1-706-643-9496 outside North America (passcode: 435195587). The conference call also can be accessed through the Investor Relations section of Deltek’s website (http://investor.deltek.com). Those unable to participate in the live call may hear a replay through February 16, 2012 by dialing 1-855-859-2056 in North America and 1-404-537-3406 outside North America (passcode: 43519587). The replay also will be available through February 23, 2012 on Deltek’s website.

About Deltek

Deltek (Nasdaq: PROJ) is the leading global provider of enterprise software and information solutions for professional services firms and government contractors. For decades, we have delivered actionable insight that empowers our customers to unlock their business potential. 15,000 organizations and more than 1.9 million users in over 80 countries around the world rely on Deltek to research and identify opportunities, win new business, optimize resources, streamline operations, and deliver more profitable projects. Deltek –Know more. Do more.® www.deltek.com

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income, non-GAAP operating income and margin, adjusted EBITDA, and non-GAAP revenue. The Company defines non-GAAP net income as GAAP net income (loss) before the net-of-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, loss on extinguishment of debt, restructuring charges, and impairment of certain intangible assets. Non-GAAP operating income and margin is defined as GAAP operating income (loss) before the pre-tax impact of stock-based compensation, amortization of acquired intangible assets, purchase accounting impacts relating to acquisitions, acquisition-related costs, restructuring charges, and impairment of certain intangible assets. Adjusted EBITDA is defined as GAAP net income (loss) before interest expense (net of interest income), provision for income taxes, depreciation, stock-based compensation, amortization, purchase accounting impacts relating to acquisitions, acquisition-related costs, loss on extinguishment of debt, restructuring charges, and impairment of certain intangible assets. Non-GAAP revenue is defined as revenue before the net impact of acquisition-related fair value adjustments to deferred revenue.

The Company believes that the presentation of these measures provides useful information to its investors and lenders because these measures allow for more accurate comparisons of results from period-to-period, enhance the overall understanding of the Company’s performance and provide greater insight into the prospects for the Company’s ongoing business operations. Moreover, the Company also believes it is appropriate to exclude costs associated with restructuring charges because these charges are excluded from management’s assessment of the Company’s operating performance and are not related to the Company’s ongoing business operations. In addition, the Company excludes the items from EBITDA described above in its calculations to determine compliance with its debt covenants and to assess its ability to borrow additional funds to finance or expand its operations.

The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP net income, operating income and margin, adjusted EBITDA and revenue, which are set forth below.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
REVENUES:
Product revenues
Perpetual licenses	$17,356	$20,830	$62,772	$64,787
Subscription and term licenses	11,495	4,994	39,170	5,258

Total product revenues	28,851	25,824	101,942	70,045
Maintenance and support services	40,737	36,136	158,822	135,350
Consulting services and other revenues	17,817	24,184	79,777	74,253

Total revenues	87,405	86,144	340,541	279,648

COST OF REVENUES:
Cost of product revenues
Cost of perpetual licenses	1,633	2,551	6,604	6,234
Cost of subscription and term licenses	5,265	3,630	20,086	4,301

Total cost of product revenues	6,898	6,181	26,690	10,535
Cost of maintenance and support services	5,819	6,961	25,041	25,594
Cost of consulting services and other revenues	16,407	21,295	72,616	66,991

Total cost of revenues	29,124	34,437	124,347	103,120

GROSS PROFIT	58,281	51,707	216,194	176,528

OPERATING EXPENSES:
Research and development	14,777	16,089	63,263	52,591
Sales and marketing	21,712	24,363	86,620	62,382
General and administrative	11,349	15,887	50,011	50,371
Restructuring charge	2,780	672	12,191	1,590

Total operating expenses	50,618	57,011	212,085	166,934

INCOME (LOSS) FROM OPERATIONS	7,663	(5,304)	4,109	9,594
Interest income	52	22	153	62
Interest expense	(2,709)	(2,844)	(11,282)	(10,182)
Other (expense) income, net	(105)	289	(276)	(9)
Loss on extinguishment of debt	—	(1,744)	—	(1,744)

INCOME (LOSS) BEFORE INCOME TAXES	4,901	(9,581)	(7,296)	(2,279)
Income tax expense (benefit)	1,900	(1,633)	(3,906)	2,821

NET INCOME (LOSS)	3,001	(7,948)	(3,390)	(5,100)
Net loss attributable to noncontrolling interests	—	17	—	178

NET INCOME (LOSS) ATTRIBUTABLE TO DELTEK, INC.	$3,001	$(7,931)	$(3,390)	$(4,922)

EARNINGS (LOSS) PER SHARE ATTRIBUTABLE TO DELTEK, INC.
Basic	$0.05	$(0.12)	$(0.05)	$(0.08)

Diluted	$0.05	$(0.12)	$(0.05)	$(0.08)

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	65,029	65,078	65,380	64,768

Diluted weighted average shares	66,567	65,078	65,380	64,768

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31, 2011	December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,243	$76,619
Accounts receivable, net of allowance of $1,714 and $1,600 at December 31, 2011 and December 31, 2010, respectively	58,899	57,915
Deferred income taxes	5,383	4,405
Prepaid expenses and other current assets	10,760	8,799
Income taxes receivable	—	2,475

TOTAL CURRENT ASSETS	110,285	150,213

PROPERTY AND EQUIPMENT, NET	25,620	12,916
LONG-TERM DEFERRED INCOME TAXES	9,653	4,214
INTANGIBLE ASSETS, NET	54,994	69,083
GOODWILL	175,771	150,899
OTHER ASSETS	6,156	4,790

TOTAL ASSETS	$382,479	$392,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$528	$1,659
Accounts payable and accrued expenses	45,420	46,343
Deferred revenues	104,835	87,888
Income taxes payable	465	—

TOTAL CURRENT LIABILITIES	151,248	135,890

LONG-TERM DEBT	166,894	195,897
OTHER TAX LIABILITIES	3,214	2,553
OTHER LONG-TERM LIABILITIES	18,180	6,389

TOTAL LIABILITIES	339,536	340,729

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; none issued or outstanding at December 31, 2011 and December 31, 2010	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; 70,398,889 issued and 68,272,271 outstanding at December 31, 2011 and 68,794,774 issued and outstanding at December 31, 2010	70	69
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 shares at December 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	273,496	261,837
Accumulated deficit	(216,821)	(213,431)
Accumulated other comprehensive income	2,188	2,911
Treasury stock, at cost—2,126,618 shares at December 31, 2011	(15,990)	—

TOTAL STOCKHOLDERS’ EQUITY	42,943	51,386

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$382,479	$392,115

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,390)	$(5,100)
Adjustments:
Provision for doubtful accounts	767	324
Depreciation and amortization	25,592	15,515
Amortization of debt issuance costs and original issue discount	988	1,045
Loss on extinguishment of debt	—	1,744
Impairment of assets	—	1,933
Stock-based compensation expense	12,613	11,941
Employee stock purchase plan expense	264	273
Restructuring charge, net	2,170	537
Loss (gain) on disposal of fixed assets	189	(9)
Other noncash activity	431	(124)
Deferred income taxes	(7,494)	(5,752)

Change in assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	84	(4,397)
Prepaid expenses and other assets	(4,120)	3,474
Accounts payable and accrued expenses	(1,121)	3,122
Income taxes receivable/payable	3,313	(2,061)
Excess tax benefit from stock awards	(164)	(641)
Other tax liabilities	716	669
Other long-term liabilities	11,271	(715)
Deferred revenues	13,574	41,261

Net Cash Provided by Operating Activities	55,683	63,039

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of WMG, Inc., net of cash acquired	(25,664)	—
Acquisition of Maconomy A/S, net of cash acquired	(1,629)	(66,303)
Acquisition of assets of S.I.R.A., Inc., net of cash acquired	(1,039)	(6,109)
Acquisition of INPUT, Inc., net of cash acquired	(602)	(59,374)
Purchase of property and equipment	(20,067)	(4,925)
Capitalized software development costs	(732)	—

Net Cash Used in Investing Activities	(49,733)	(136,711)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	935	1,129
Excess tax benefit from stock awards	164	641
Proceeds from issuance of stock under employee stock purchase plan	745	791
Shares withheld for minimum tax withholding on vested restricted stock awards	(2,388)	(1,537)
Proceeds from issuance of debt, net of original issue discount	—	198,000
Payments for deferred financing costs	(241)	(3,077)
Purchase of treasury stock	(15,990)	—
Repayment of debt	(30,553)	(179,483)

Net Cash (Used in) Provided by Financing Activities	(47,328)	16,464

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	2	1,191

NET DECREASE IN CASH AND CASH EQUIVALENTS	(41,376)	(56,017)

CASH AND CASH EQUIVALENTS––Beginning of period	76,619	132,636

CASH AND CASH EQUIVALENTS––End of period	$35,243	$76,619

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net Income (Loss) (GAAP Basis)	$3,001	$(7,931)	$(3,390)	$(4,922)
Income Tax Expense (Benefit)	1,900	(1,633)	(3,906)	2,821

Pre-Tax Income (Loss), Net of Noncontrolling Interests Loss (GAAP Basis)	$4,901	$(9,581)	$(7,296)	$(2,279)
Adjustments:
Amortization of Acquired Intangibles	4,360	4,461	18,326	9,254
Stock-based Compensation	3,650	3,722	12,877	12,214
Restructuring Charge, Including Stock-based Compensation of $0 and $547 for the three and twelve months ended December 31, 2011	2,780	672	12,191	1,590
Intangibles Impairment	—	1,471	—	1,471
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	195	5,637	4,111	8,275
Acquisition-Related Costs	—	2,589	1,381	8,138
Loss on Extinguishment of Debt	—	1,744	—	1,744
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	(482)	(570)	(482)

Adjusted Pre-Tax Income	15,886	10,233	41,020	39,925

Less: Adjusted Income Tax Expense	6,140	4,929	14,744	15,554

Non-GAAP Net Income	$9,746	$5,304	$26,276	$24,371

Non-GAAP Earnings Per Share (diluted)	$0.15	$0.08	$0.39	$0.37

Weighted Average Shares	66,567	66,278	66,667	66,042

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN (DEFICIT) TO NON-GAAP

OPERATING INCOME AND OPERATING MARGIN

(in thousands)

(unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011		2010		2011		2010

Operating Income (Loss) and Margin (Deficit)- GAAP	$7,663	9%	$(5,304)	-6%	$4,109	1%	$9,594	3%
Amortization of Acquired Intangibles	4,360		4,461		18,326		9,254
Stock-based Compensation	3,650		3,722		12,877		12,214
Restructuring Charge, Including Stock-based Compensation of $0 and $547 for the three and twelve months ended December 31, 2011	2,780		672		12,191		1,590
Intangibles Impairment	—		1,471		—		1,471
Net impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	195		5,637		4,111		8,275
Acquisition-Related Costs	—		2,589		1,381		8,138
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—		(482)		(570)		(482)

Operating Income and Margin - Non-GAAP	$18,648	21%	$12,766	14%	$52,425	15%	$50,054	17%

Total Revenues	$87,405		$86,144		$340,541		$279,648

Total Revenues (Non-GAAP)	$87,600		$91,781		$344,652		$287,923

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net Income (Loss) (GAAP Basis)	$3,001	$(7,931)	$(3,390)	$(4,922)
Amortization	4,422	4,522	18,524	9,606
Income Tax Expense (Benefit)	1,900	(1,633)	(3,906)	2,821
Loss on Extinguishment of Debt	—	1,744	—	1,744
Stock-based Compensation	3,650	3,722	12,877	12,214
Restructuring Charge, Including Stock-based Compensation of $0 and $547 for the three and twelve months ended December 31, 2011	2,780	672	12,191	1,590
Intangibles Impairment	—	1,471	—	1,471
Interest Expense, net	2,657	2,822	11,129	10,120
Net Impact of Acquisition-Related Deferred Revenue before Fair Value Adjustment	195	5,637	4,111	8,275
Depreciation	1,433	1,886	7,068	5,909
Acquisition-Related Costs	—	2,589	1,381	8,138
Net Impact of Acquisition-Related Deferred Commissions before Fair Value Adjustment	—	(482)	(570)	(482)

Adjusted EBITDA	$20,038	$15,019	$59,415	$56,484

REVENUES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Total Revenues (GAAP)	$87,405	$86,144	$340,541	$279,648
Net Impact of Maconomy Acquisition-Related Deferred Revenue before Fair Value Adjustment	—	2,209	427	4,847
Net Impact of INPUT Acquisition-Related Deferred Revenue before Fair Value Adjustment	113	3,428	3,306	3,428
Net Impact of WMG Acquisition-Related Deferred Revenue before Fair Value Adjustment	82	—	378	—

Total Revenues (Non-GAAP)	$87,600	$91,781	$344,652	$287,923

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Cost of Perpetual Licenses	$6	$5	$17	$10
Cost of Subscription and Term Licenses	86	40	255	40
Cost of Maintenance and Support Services	290	284	1,091	946
Cost of Consulting Services and Other Revenues	417	456	1,531	1,300
Research and Development	683	882	2,630	2,775
Sales and Marketing	904	900	2,819	2,817
General and Administrative	1,264	1,155	4,534	4,326
Restructuring Charge	—	—	547	—

Total	$3,650	$3,722	$13,424	$12,214

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Cost of Perpetual Licenses	$709	$879	$3,300	$1,788
Cost of Subscription and Term Licenses	1,083	990	4,500	1,628
Cost of Consulting Services and Other Revenues	19	19	78	78
Sales and Marketing	2,547	2,570	10,437	5,748
General and Administrative	2	3	11	12

Total	$4,360	$4,461	$18,326	$9,254

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Cost of Perpetual Licenses	$768	$944	$3,511	$2,154
Cost of Subscription and Term Licenses	1,168	1,000	4,812	1,638
Cost of Maintenance and Support Services	179	352	1,045	1,138
Cost of Consulting Services and Other Revenues	365	353	1,439	1,447
Research and Development	412	392	1,819	1,334
Sales and Marketing	2,645	2,998	11,617	6,769
General and Administrative	318	369	1,349	1,035

Total	$5,855	$6,408	$25,592	$15,515